Exhibit 4.4







             AMERICAN NATIONAL SAVINGS BANK, F.S.B.

                          401 (K) PLAN

                       ADOPTION AGREEMENT































                      Amended and Restated
                         January 1, 1997

                     ADOPTION AGREEMENT FOR

          RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD.
             NON-STANDARDIZED 401(K) PROFIT SHARING
                         PLAN AND TRUST

     The undersigned Employer adopts the RETIREMENT PLAN
ADMINISTRATIVE SERVICE, LTD. Non-Standardized 401(k) Profit
Sharing Plan and Trust for those Employees who shall qualify as Participants hereunder, to be known as the

A1   American National Savings Bank, F.S.B. 401(k)
Plan_____________________________
                        (Enter Plan Name)

It shall be effective as of the date specified below.  The
Employer hereby selects the following Plan specifications:

CAUTION:  The failure to properly fill out this Adoption
          Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

BI   Name of Employer    American National Savings Bank,
F.S.B._____________________

B2   Address   211 North Liberty
Street______________________________________________
          Baltimore,          MD
21201_________________________
          City      State
Zip___________________________________

     Telephone (401) 625-8655___________

B3   Employer Identification Number     52-0222930______________

B4   Date Business Commenced  _______________________________

B5   TYPE OF ENTITY

     a. (   )  S Corporation
     b. (   )  Professional Service Corporation
     c. (   )  Corporation
     d. (   )  Sole Proprietorship
     e. (   )  Partnership
     f. (X)    Other     Federally Chartered Savings Bank_______

     AND, is the Employer a member of.
          g.  a controlled group?  (X) Yes    (   ) No
          h.  an affiliated service group?    (   ) Yes    (X) No








     Copyright 1991-R RETIREMENT PLAN ADMINISTRATIVE SERVICE,
LTD.

B6   NAME(S) OF TRUSTEE(S)

a.   Mercantile-Safe Deposit and Trust Co.  Trust Division-
Employee Benefits Unit________

b.
_________________________________________________________________
_______

c.
_________________________________________________________________
_______

d.
_________________________________________________________________
_______

e.
_________________________________________________________________
_______


B7   TRUSTEES' ADDRESS

     a. (   )  Use Employer Address

     b. (X)    2 Hopkins
Plaza____________________________________________________
                             Street

          Baltimore                , Maryland
21201
                    City                State
Zip

B8   LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:

     a.   (X) State b. (   ) Commonwealth of c.  Maryland and
          this Plan and Trust shall be governed under the same.

B9   EMPLOYER FISCAL YEAR means the 12 consecutive month period:

     Commencing on a.  August 1st        (e.g., January 1st) and
                    month     day

     ending on b.  July 31st____
               month     day
PLAN INFORMATION

C1   EFFECTIVE DATE

     This Adoption Agreement of the RETIREMENT PLAN
     ADMINISTRATIVE SERVICE, LTD.
     Non-Standardized 401(k) Profit Sharing Plan and Trust shall:

     a. (   )  establish a new Plan and Trust effective as of ___
          (hereinafter called the "Effective Date").

     b. (X) constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective January 1, 1995 (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is January 1, 1997 (For TRA '86 amendments, enter the first day of the first Plan Year beginning in 1989).

C2   PLAN YEAR means the 12 consecutive month period:

     Commencing on a.  January 1st       (e.g., January 1st)

     and ending on b.  December 31st

     IS THERE A SHORT PLAN YEAR?

     c. (X)    No
     d. (   )  Yes, beginning ____________________

          and ending _______________________

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date)

     a.  December 31st
          month          day

C4   PLAN NUMBER assigned by the Employer (select one)

     a. (   ) 001   b. (X) 002     c. (   ) 003   d. (   ) Other
___________
C5   NAME OF PLAN ADMINISTRATOR (Document provides for the
     Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

     a. (X)    Employer (Use Employer Address)

     b. (   )  Name
____________________________________________________________

          Address   (   )     Use Employer Address


     __________________________________________________________
               _____________________ , ______________________
_____________
                         City           State               Zip

          Telephone  ________________________________________

          Administrator's I.D. Number __________________________

C6   PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

     a. (X)    Employer (Use Employer Address)

     b. (   )  Name
     ____________________________________________________________

          Address
     _________________________________________________________


          _________________________________________________________

ELIGIBILITY, VESTING AND RETIREMENT AGE

DI   ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean:

     a. (   )  all Employees who have satisfied the eligibility
requirements.
     b. (X)    all Employees who have satisfied the eligibility
requirements except those checked below:

          1. (   )  Employees paid by commissions only.
          2. (   )  Employees hourly paid.
          3. (   )  Employees paid by salary.
          4. (   )  Employees whose employment is governed by a
     collective bargaining agreement
               between the employer and "employee
               representatives" under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
          5. (   )  Highly Compensated Employees.
          6. (   )  Employees who are non-resident aliens who
     received no earned income (within the
               meaning of Code Section 91 l(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
          7. (X)    Other:  Leased Employees; Employees of
     Crestar Bank and Crestar Affiliates on or after November 13, 1997.

     NOTE:     For purposes of this section, the term Employee
          shall include all Employees of this Employer and any leased employees deemed to be Employees under Code
          Section 414(n) or 414(o).

D2   EMPLOYEES OF AFFILIATED EMPLOYERS (Plan Section 1.16)

     Employees of Affiliated Employers:

          a. (   )  will not or N/A
          b. (X)    will

     be treated as Employees of the Employer adopting the Plan.

     NOTE:     If D2b is elected, each Affiliated Employer should
          execute this Adoption Agreement as a Participating
          Employer.

D3 HOURS OF SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. (X)    On the basis of actual hours for which an Employee
is paid or entitled to payment.
     b. (   )  On the basis of days worked.  An Employee will be
credited with ten (10) Hours of Service if
          under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
     c. (   )  On the basis of weeks worked.  An Employee will be
          credited forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one
          (1) Hour of Service during the week.
     d. (   )  On the basis of semi-monthly payroll periods.  An
          Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
     e. (   )  On the basis of months worked.  An Employee will
          be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D4   CONDITIONS OF ELIGIBILITY (Plan Section 3.1)
     (Check either a OR b and c, and if applicable, d)

     Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

     a. (   )  NO AGE OR SERVICE REQUIRED.

     b. (X)    SERVICE REQUIREMENT (may not exceed 1 year)

          1. (   )  None
          2. (   )  1/2 Year of Service
          3. (X)    1 Year of Service
          4. (   )  Other   19

     NOTE:     If the Year(s) of Service selected is or includes
          a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

     c. (X)    AGE REQUIREMENT (may not exceed 21)

          1. (   )  N/A - No Age Requirement.
          2. (   )  201/2
          3. (   )  21
          4. (X)    Other 19

     d. (   )  FOR NEW PLANS ONLY - Regardless of any of the
          above age or service requirements, any Eligible
          Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D5   EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2)
     An Eligible Employee shall become a Participant as of:

     a. (   )  the first day of the Plan Year in which he met the
          requirements.
     b. (   )  the first day of the Plan Year in which he met the
          requirements, if he met the requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last 6 months of the Plan Year.
     c. (   )  the earlier of the first day of the seventh month
          or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
     d. (   )  the first day of the Plan Year next following the
          date on which he met the requirements.
          (Eligibility must be 1/2 Year of Service or less and age 20 I/2 or less.)
     e. (   )  the first day of the month coinciding with or next
          following the date on which he met the requirements.
     f. (X)    Other:  First day of the calendar quarter
          coinciding with or next following the date on which he met the requirements, provided that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D4 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D6   VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b))

     The vesting schedule, based on number of Years of Service, shall be as follows:

     a. (   )  100% upon entering Plan. (Required if eligibility
          requirement is greater than one (1) Year of Service.)

     b. (   )  0-2 years      0%        c. (X)0-4 years     0%
          3 years             100%           5 years        100%

     d. (   )  0-1 year            0%        e.  (   ) l year
25%
          2 years             20%            2 years        50%
          3 years             40%            3 years        75%
          4 years             60%            4 years        100%
          5 years             80%            6 years        100%

     f. (   )  l year              20%       g. (   )  0-2 years
0%
          2 years             40%            3 years        20%
          3 years             60%            4 years        40%
          4 years             80%            5 years        60%
          5 years             100%           6 years        80%
                                        7 years        100%

     h. (   )  Other - Must be at least as liberal as either c or
g above.

          Years of Service         Percentage
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________

D7 FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

     a. (X) Vesting schedule has not been amended or amended
schedule is more favorable in all years.

     b. (   )  Years of Service         Percentage
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________
          ______________      _________

D8 TOP HEAVY VESTING (Plan Section 6.4(c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

     a. (   )  N/A (D6a, b, d, e or f was selected)

     b. (X)    0-1 year       0%        c. (   )  0-2 years 0%
          2 years        20%            3 years        100%
          3 years        40%
          4 years        60%
          5 years        80%
          6 years        100%

     NOTE:     This section does not apply to the Account
          balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D9   VESTING (Plan Section 6.4(h)) In determining Years of
     Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

     a. (   )  Service prior to the Effective Date of the Plan or
a predecessor plan. b. (X)    N/A.
     c. (   )  Service prior to the time an Employee attained age
18   .    d. (X)    N/A.

DI0  PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER

     a. (X)    No.
     b. (   )  Yes:  Years of Service with ____ shall be
recognized for the purpose of this Plan.

     NOTE:     If the predecessor Employer maintained this
          qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to
          Section 1.74, and b. must be marked.

D11  NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.42) means:

     a. (   )  the date a Participant attains his _____ birthday.
(not to exceed 65th)
     b. (X)    the later of the date a Participant attains his
          65th birthday (not to exceed 65th) or the c. 5th (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

D12  NORMAL RETIREMENT DATE (Plan Section 1.43) shall commence:

     a. (   )  As of the Participant's "NRA."

     OR (must select b. or c.  AND 1. or 2.)

     b. (X)    as of the first day of the month...
     c. (   )  as of the Anniversary Date...
          1. (X)    coinciding with or next following the
     Participant's "NRA."
          2. (   )  nearest the Participant's "NRA."

D13 EARLY RETIREMENT DATE (Plan Section 1.12) means the:

     a. (X)    No Early Retirement provision provided.
     b. (   )  date on which a Participant...
     c. (   )  first day of the month coinciding with or next
following the date on which a Participant...
     d. (   )  Anniversary Date coinciding with or next following
the date on which a Participant...

     AND, if b, c or d was selected...
          1. (   )  attains his ____ birthday and has
          2. (   )  completed at least ____ Years of Service.


CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   a.  COMPENSATION (Plan Section 1.9) with respect to any
Participant means:

          1. (X)    Wages, tips and other Compensation on Form W-
     2.
          2. (   )  Section 3401(a) wages (wages for withholding
purposes).
          3. (   )  415 safe-harbor compensation.

          AND COMPENSATION

          1. (   )  shall
          2. (X)    shall not
          exclude (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

     b.  COMPENSATION shall be

          1. (X)    actually paid (must be selected if Plan is
     integrated)
          2. (   )  accrued

     c. HOWEVER, for non-integrated plans, Compensation shall exclude (select all that apply):

          1. (X)    N/A. No exclusions
          2. (   )  overtime
          3. (   )  bonuses
          4. (   )  commissions
          5. (   )  other _____

     d. FOR PURPOSES OF THIS SECTION El, Compensation shall be based on:

           1. (X)   the Plan Year.
           2. (   ) the Fiscal Year coinciding with or ending
within the Plan Year.
           3. (   ) the Calendar Year coinciding with or ending
within the Plan Year.

     NOTE: The Limitation Year shall be the same as the year on which Compensation is based.

     e. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

          1. (   )  the first day of the Plan Year.
          2. (X)    the date the Participant entered the Plan.

     f.  IN ADDITION, COMPENSATION and "414(s) Compensation" 1.
      (X) shall     2. (   ) shall not include compensation
      which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(l)(B) or 403(b).


E2   SALARY REDUCTION ARRANGEMENT - ELECTIVE CONTRIBUTION
     (Plan Section 11.2) Each Employee may elect to have his
Compensation reduced by:

     a. (   )  ___%
     b. (X)    up to 20 %
     c. (   )  from ___% to ___%
     d. (   )  up to the maximum percentage allowable not to
exceed the limits of Code Sections 401(k), 404 and 415.

     AND.

     e. (X)    A Participant may elect to commence salary
          reductions as of the first day of any calendar quarter (ENTER AT LEAST ONE DATE OR PERIOD). A Participant may modify the amount of salary reductions as of the first day of any calendar quarter (ENTER AT LEAST ONE DATE OR PERIOD).

     AND.

     Shall cash bonuses paid within 2 1/2 months after the end of the Plan Year be subject to the salary reduction election?

     f. (   )  Yes
     g. (X)    No

E3   FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION
     (Plan Section 11.1(b))

     a. (X)    N/A.  There shall be no matching contributions.
     b. (   )  The Employer shall make matching contributions
equal to ___ % (e.g. 50%) of the
          Participant's salary reductions.
     c. (   )  The Employer may make matching contributions equal
to a discretionary percentage, to be
          determined by the Employer, of the Participant's salary
reductions.
     d. (   )  The Employer shall make matching contributions
equal to the sum of ___ % of the portion of
          the Participant's salary reduction which does not exceed ___ % of the Participant's
          Compensation plus ___ % of the portion of the Participant's salary reduction which exceeds
          ___% of the Participant's Compensation, but does not exceed ___ % of the Participant's Compensation.
     e. (   )  The Employer shall make matching contributions
          equal to the percentage determined under the following schedule:

          Participant's Total      Matching Percentage
          Years of Service

            ____                   ____
            ____                   ____
            ____                   ____

     FOR PLANS WITH MATCHING CONTRIBUTIONS

     f. (   )  Matching contributions g. (   ) shall          h.
          (   ) shall not be used in satisfying the deferral
          percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).
     i. (   )  Shall a Year of Service be required in order to
share in the matching contributions?

     With respect to Plan Years beginning after 1989...
          1. (   )  Yes (Could cause Plan to violate minimum
     participation and coverage requirements
               under Code Sections 401 (a)(26) and 410)
          2. (   )  No

     With respect to Plan Years beginning before 1990...
          1. (   )  N/A, new Plan, or same as years beginning
     after 1989.
          2. (   )  Yes
          3. (   )  No

     j.(   )   In determining matching contributions, only salary
reductions up to % of a Participant's
          Compensation will be matched. k. (   ) N/A
     1.(   )   The matching contribution made on behalf of a
Participant for any Plan Year shall not exceed
          $____.    m.(   )N/A
     n.(   )   Matching contributions shall be made on behalf of
          1. (   )  all Participants.
          2. (   )  only Non-Highly Compensated Employees.
     o. (   )  Notwithstanding anything in the Plan to the
contrary, all matching contributions which relate
          to distributions of Excess Deferred Compensation, Excess Contributions, and Excess
          Aggregate Contributions shall be Forfeited. (Select this option only if it is applicable.)


E4   WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED
     (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON-
     ELECTIVE CONTRIBUTION) (Plan Section 11.1 (c))?

     a. (X)    No.
     b. (   )  Yes, the Employer may make a discretionary
          contribution out of its current or accumulated Net
          Profit.
     c. (   )  Yes, the Employer may make a discretionary
          contribution which is not limited to its current or accumulated Net Profit.

     IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:

     d. (   )   FOR A NON-INTEGRATED PLAN

     The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each
     Participant's Compensation bears to the total of such Compensation of all Participants.

     e. (   )  FOR AN INTEGRATED PLAN

     The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan
     Section 4.3(b)(2) based on a Participant's Compensation in excess of:

     f. (   )  The Taxable Wage Base.
'    g. (   )  The greater of $10,000 or 20% of the Taxable Wage
Base.
     h. (   )  ___% of the Taxable Wage Base. (See Note below)
     i. (   )  $____.  (see Note below)

NOTE:  The integration percentage of 5.7% shall be reduced to:

     1. 4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
     2. 5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.


E5   QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 11.l(d))

     a. (X)    N/A.  There shall be no Qualified Non-Elective
          Contributions except as provided in Section
          11.5(b) and 11.7(h).
     b. (   )  The Employer shall make a Qualified Non-Elective
          Contribution equal to % of the total
          Compensation of all Participants eligible to share in
          the allocations.
     c. (   )  The Employer may make a Qualified Non-Elective
          Contribution in an amount to be
          determined by the Employer.

E6   FORFEITURES (Plan Section 4.3(e))

     a. Forfeitures of contributions other than matching contributions shall be...

          1. (X)    added to the Empioyer's contribution under
          the Plan.
          2. (   )  allocated to all Participants eligible to
          share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.

     b.  Forfeitures of matching contributions shall be...

          1. (X)    N/A. No matching contributions or match is
          fully vested.
          2. (   )  used to reduce the Employer's matching
          contribution.
          3. (   )  allocated to all Participants eligible to
          share in the allocations in proportion to each such
               Participant's Compensation for the year.
          4. (   )  allocated to all Non-Highly Compensated
          Employee's eligible to share in the allocations
               in proportion to each such Participant's
          Compensation for the year.

E7 ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.3) With respect to Plan Years beginning after 1989, a Participant...

     a. (   )  shall (Plan may become discriminatory)
     b. (X)    shall not

     be required to complete a Year of Service in order to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective
          Contributions.  For Plan Years beginning before
     1990, the Plan provides that a Participant must complete a Year of Service to share in the allocations.


E8 ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.3(k)) Any Participant who terminated employment during the Plan Year (i.e. not actively employed on the last day of the Plan
     Year) for reasons other than death, Total and Permanent Disability or retirement:

     a.   With respect to Employer Non-Elective Contributions
          (other than matching), Qualified Non-Elective
          Contributions, and Forfeitures:

          1.   For Plan Years beginning after 1989,

               i. (X)    N/A, Plan does not provide for such
     contributions.
               ii. (   ) shall share in the allocations provided
     such Participant completed more than 500
                    Hours of Service.
               iii. (   )     shall share in such allocations
          provided such Participant completed a Year of
                    Service.
               iv. (   ) shall not share in such allocations,
          regardless of Hours of Service.

          2.   For Plan Years beginning before 1990,

               i. (X)    N/A, new Plan, or same as for Plan Years
beginning after 1989.
               ii. (   ) shall share in such allocations provided
     such Participant completed a Year of
                    Service.
               iii. (   )     shall not share in such
          allocations, regardless of Hours of Service.

NOTE If a. 1.iii or iv is selected, the Plan could violate minimum participation and coverage requirements under Code
     Sections 401(a)(26) and 410.

     b.   With respect to the allocation of Employer Matching
Contributions, a Participant:

          1.   For Plan Years beginning after 1989,

               i. (X)    N/A, Plan does not provide for matching
     contributions.
               ii. (   ) shall share in the allocations,
     regardless of Hours of Service.
               iii. (   )     shall share in the allocations
     provided such Participant completed more than 500
                    Hours of Service.
               iv. (   ) shall share in such allocations provided
          such Participant completed a Year of
                    Service.
               v. (   )  shall not share in such allocations,
          regardless of Hours of Service.

          2.   For Plan Years beginning before 1990,

               i. (X)    N/A, new Plan, or same as years
     beginning after 1989.
               ii. (   ) shall share in the allocations,
     regardless of Hours of Service.
               iii. (   )     shall share in such allocations
     provided such Participant completed a Year of
                    Service.
               iv. (   ) shall not share in such allocations,
          regardless of Hours of Service.

NOTE:     If b.1.iv or v is selected, the Plan could violate
     minimum participation and coverage requirements under Code
     Section 401(a)(26) and 410.


E9   ALLOCATIONS OF EARNINGS (Plan Section 4.3(c))

     Allocations of earnings with respect to amounts contributed to the Plan after the previous Anniversary Date or other valuation date shall be determined...

     a. (X)    by using a weighted average.
     b. (   )  by treating one-half of all such contributions as
being a part of the Participant's
          nonsegregated account balance as of the previous
Anniversary Date or valuation date.
     c. (   )  by using the method specified in Section 4.3(c).
     d. (   )  other ___

El0  LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

     a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(1)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

          1. (   )  N/A.
          2. (X)    The provisions of Section 4.4(b) of the Plan
will apply.
          3. (   )  Provide the method under which the Plans will
limit total Annual Additions to the
               Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

     b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

          1. (   )  N/A.
          2. (   )  In any Limitation Year, the Annual Additions
credited to the Participant under this Plan
               may not cause the sum of the Defined Benefit Plan Fraction and the Defined
               Contribution Fraction to exceed 1.0.  If the
               Employer's contribution that would otherwise
               be made on the Participant's behalf during the limitation year would cause the 1.0 limitation to be exceeded, the rate of
               contribution under this Plan will be reduced so
               that
               the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an
               Excess Amount, such Excess Amount will be reduced in accordance with Section
               4.4(a)(4) of the Plan.
          3. (X)    Provide the method under which the Plans
     involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

               The amount of Annual Addition allocated to any Participant's Account under this Plan shall be limited as follows: Except as otherwise provided in Section 415 of the Internal
               Revenue Code, in any case in which an individual has at any time participated in a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0. For this purpose, in the event that the aforesaid 1.0 limitation has been exceeded, provisions maintained in the defined benefit plan to freeze or reduce the rate of benefit accrual to a level necessary to prevent disqualification under Section 415 of the Internal Revenue Code shall be applied after application of provisions contained in the defined contribution plan to freeze or reduce the annual additions to a level necessary to prevent such disqualification.


E11  DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
     Distributions upon the death of a Participant prior to receiving any benefits shall...

     a. (X)    be made pursuant to the election of the
Participant or beneficiary.
     b. (   )  begin within 1 year of death for a designated
beneficiary and be payable over the life (or over
          a period not exceeding the life expectancy) of such
          beneficiary, except that if the beneficiary
          is the Participant's spouse, begin within the time the
          Participant would have attained age
          70 1/2.
     c. (   )  be made within 5 years of death for all
beneficiaries.
     d. (   )  other ___

El2 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code
     Section 401 (a)(9) shall...

     a. (   )  be recalculated at the Participant's election.
     b. (X)    be recalculated.
     c. (   )  not be recalculated.

El3  CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION

     Distributions upon termination of employment pursuant to
     Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:

     a. (X)    N/A.  Immediate distributions may be made at
Participant's election.
     b. (   )  The Participant has incurred    l-Year Break(s) in
Service.
     c. (   )  The Participant has reached his or her Early or
Normal Retirement Age.
     d. (   )  Distributions may be made at the Participant's
election on or after the Anniversary Date
          following termination of employment.
     e. (   ) Other ___

El4   FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6)

     Distributions under the Plan may be made...

     a.   1. (   )  in lump sums.
          2. (X)    in lump sums or installments.

     b.   AND, pursuant to Plan Section 6.13,

     1. (   )  no annuities are allowed (avoids Joint and
Survivor rules).
     2. (X)    annuities are allowed (Plan Section 6.13 shall not
apply).

NOTE:     b. 1. above may not be elected if this is an amendment
     to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

     c.   AND may be made in...

          1. (X)    cash only (except for insurance or annuity
contracts).
          2. (   )  cash or property.


TOP HEAVY REQUIREMENTS

F1   TOP HEAVY DUPLICATIONS (Plan Section 4.30)):  When a Non-Key
     Employee is a Participant in this Plan and a Defined Benefit
     Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

     a. (   )  The Employer does not maintain a Defined Benefit
Plan.
     b. (   )  A minimum, non-integrated contribution of 5% of
each Non-Key Employee's total
          Compensation shall be provided in this Plan, as specified in Section 4.3(i). (The Defined
          Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
     c. (   )  A minimum, non-integrated contribution of 7 1/2%
          of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.30). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
     d. (X)    Specify the method under which the Plans will
          provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

               A minimum, non-integrated contribution of 3% of each Non-Key Employee's total Compensation shall be provided in this Plan.

F2   PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top
Heavy purposes where the
     Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on...

     a. (   )  N/A.  The Employer does not maintain a defined
benefit plan.

     b. (X)    Interest Rate:   8.5%

          Mortality Table:   1983 Group Annuity

F3   TOP HEAVY DUPLICATIONS:  Employer maintaining two (2) or
more Defined Contribution Plans.

     a. (   )  N/A.
     b. (   )  A minimum, non-integrated contribution of 3% of
each Non-Key Employee's total
          Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code
          Section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
     c. (X)    Specify the method under which the Plans will
provide top heavy minimum benefits for Non- Key
          Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

               A minimum, non-integrated contribution of 3% of each Non-Key Employee's total Compensation shall be provided in this Plan.


MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.4)

     a. (X)    Yes, loans may be made up to $50,000 or 1/2 Vested
interest.
     b. (   )  No, loans may not be made.

     If YES, (check all that apply)...

     c. (X)    loans shall be treated as a Directed Investment.
     d. (   )  loans shall only be made for hardship or financial
necessity.
     e. (   )  the minimum loan shall be $1,000.
     f. (   )  $10,000 de minimis loans may be made regardless of
Vested interest. (If selected, Plan may
          need security in addition to Vested interest.)

     NOTE:     Department of Labor Regulations require the
          adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.4.

G2   DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.8) are
permitted for the interest in any one or more accounts.

     a. (X)    Yes, regardless of the Participant's Vested
interest in the Plan.
     b. (   )  Yes, but only with respect to the Participant's
Vested interest in the Plan.
     c. (   )  Yes, but only with respect to those accounts which
are 100% Vested.
     d. (   )  No directed investments are permitted.

G3   TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.6)

     a. (X)    Yes, transfers from qualified plans (and
rollovers) will be allowed.
     b. (   )  No, transfers from qualified plans (and rollovers)
will not be allowed.

     AND, transfers shall be permitted...

     c. (   )  from any Employee, even if not a Participant.
     d. (X)    from Participants only.

G4   EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.7)

     a. (   )  Yes, Voluntary Contributions are allowed subject
to the limits of Section 4.10.
     b. (X)    No, Voluntary Contributions will not be allowed.

     NOTE: TRA '86 subjects voluntary contributions to strict discrimination rules.



G5   HARDSHIP DISTRIBUTIONS (Plan Sections 6.11 and 11.8)

     a. (X)    Yes, from any accounts which are 100% Vested.
     b. (   )  Yes, from Participant's Elective Account only.
     c. (   )  Yes, but limited to the Participant's Account
only.
     d. (   )  No.

     NOTE:     Distributions from a Participant's Elective
Account are limited to the portion of such account attributable to such Participant's Deferred
          Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective
          Account.

G6   PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)

     a. (   )  If a Participant has reached the age of ,
          distributions may be made, at the Participant's
          election, from any accounts which are 100% Vested
          without requiring the Participant to terminate
          employment.
     b. (X)    No pre-retirement distribution may be made.

     NOTE:     Distributions from a Participant's Elective
          Account and Qualified Non-Elective Account are not permitted prior to age 59 1/2.

G7   LIFE INSURANCE (Plan Section 7.2(d)) may be purchased with
Plan contributions.

     a. (X)    No life insurance may be purchased.
     b. (   )  Yes, at the option of the Administrator.
     c. (   )  Yes, at the option of the Participant.

     AND, the purchase of initial or additional life insurance shall be subject to the following limitations:
     (select all that apply)

     d. (   )  N/A, no limitations.
     e. (   )  each initial Contract shall have a minimum face
amount of $_____.
     f. (   )  each additional Contract shall have a minimum face
amount of $_____.
     g. (   )  the Participant has completed ____ Years of
Service.
     h. (   )  the Participant has completed _____ Years of
Service while a Participant in the Plan.
     i. (   )  the Participant is under age ____ on the Contract
issue date.
     j. (   )  the maximum amount of all Contracts on behalf of a
Participant shall not exceed $____.
     k. (   )  the maximum face amount of life insurance shall be
$____.


The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal
Revenue Service as evidence that the plan is qualified under Code
Section 401.  In order to obtain reliance
with respect to plan qualification, the Employer must apply to appropriate Key the District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with basic Plan document #01. This Adoption Agreement and the basic
Plan document shall together be known as RETIREMENT PLAN
ADMINISTRATIVE SERVICE, LTD. Non-Standardized 401(k) Profit
Sharing Plan and Trust #01-005.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD. or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD. of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this _____ day of ______________________,
1997. Furthermore, this Plan may not be used unless acknowledged by RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD. or its authorized representative.

EMPLOYER:

American National Savings Bank, F.S.B.


By:  ________________________________________



Mercantile-Safe Deposit and Trust Co.,
  Trust Division-Employee Benefits Unit


__________________________________________
          TRUSTEE


PARTICIPATING EMPLOYER:


American National Insurance Agency, Inc.,


By:___________________________________________

This Plan may not be used, and shall not be deemed to be a Regional Prototype Plan, unless an authorized representative of RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD. has acknowledged the use of the Plan. Such acknowledgment is for administeriai purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD.


By:________________________________________



















          RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD.
               DEFINED CONTRIBUTION PLAN AND TRUST






























Copyright 1991, Retirement Plan Administrative Service, Ltd.

                        TABLE OF CONTENTS

                            ARTICLE I
                           DEFINITIONS

                           ARTICLE II
             TOP HEAVY PROVISIONS AND ADMINISTRATION

2.1  TOP HEAVY PLAN REQUIREMENTS                                      11

2.2  DETERMINATION OF TOP HEAVY STATUS                         11

2.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER               14

2.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY                   15

2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES             15

2.6  POWERS AND DUTIES OF THE ADMINISTRATOR                    15

2.7  RECORDS AND REPORTS                                       16

2.8  APPOINTMENT OF ADVISERS                                   16

2.9  INFORMATION FROM EMPLOYER                                 16

2.10 PAYMENT OF EXPENSES                                       16

2.11 MAJORITY ACTIONS                                          17

2.12 CLAIMS PROCEDURE                                          17

2.13 CLAIMS REVIEW PROCEDURE                                   17

                           ARTICLE III
                           ELIGIBILITY

3.1  CONDITIONS OF ELIGIBILITY                                 17

3.2  EFFECTIVE DATE OF PARTICIPATION                           17

3.3  DETERMINATION OF ELIGIBILITY                              18

3.4  TERMINATION OF ELIGIBILITY                                18

3.5  OMISSION OF ELIGIBLE EMPLOYEE                             18

3.6  INCLUSION OF INELIGIBLE EMPLOYEE                          18

3.7  ELECTION NOT TO PARTICIPATE                               18

3.8  CONTROL OF ENTITIES BY OWNER-EMPLOYEE                     19

                           ARTICLE IV
                   CONTRIBUTION AND ALLOCATION

4.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION           19

4.2  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION                20

4.3  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS      20

4.4  MAXIMUM ANNUAL ADDITIONS                                  25

4.5  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS                 30

4.6  TRANSFERS FROM QUALIFIED PLANS                            31

4.7  VOLUNTARY CONTRIBUTIONS                                   32

4.8  DIRECTED INVESTMENT ACCOUNT                               32

4.9  QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS                33

4.10 ACTUAL CONTRIBUTION PERCENTAGE TESTS                      33

4.11 INTEGRATION IN MORE THAN ONE PLAN                         33

                            ARTICLE V
                           VALUATIONS

5.1  VALUATION OF THE TRUST FUND                               34

5.2  METHOD OF VALUATION                                       34

                           ARTICLE VI
           DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1  DETERMINATION OF BENEFITS UPON RETIREMENT                 34

6.2  DETERMINATION OF BENEFITS UPON DEATH                      34

6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY          35

6.4  DETERMINATION OF BENEFITS UPON TERMINATION                35

6.5  DISTRIBUTION OF BENEFITS                                  38

6.6  DISTRIBUTION OF BENEFITS UPON DEATH                       42

6.7  TIME OF SEGREGATION OR DISTRIBUTION                       45

6.8  DISTRIBUTION FOR MINOR BENEFICIARY                        45

6.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN            45

6.10 PRE-RETIREMENT DISTRIBUTION                               46

6.11 ADVANCE DISTRIBUTION FOR HARDSHIP                         46

6.12 LIMITATIONS ON BENEFITS AND DISTRIBUTIONS                 47

6.13 SPECIAL RULE FOR NON-ANNUITY PLANS                        47

                           ARTICLE VII
                             TRUSTEE

7.1  BASIC RESPONSIBILITIES OF THE TRUSTEE                     47

7.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE               48

7.3  OTHER POWERS OF THE TRUSTEE                               49

7.4  LOANS TO PARTICIPANTS                                     51

7.5  DUTIES OF THE TRUSTEE REGARDING PAYMENTS                  52

7.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES             53

7.7  ANNUAL REPORT OF THE TRUSTEE                              53

7.8  AUDIT                                                     53

7.9  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE            54

7.10 TRANSFER OF INTEREST                                      54

7.11 TRUSTEE INDEMNIFICATION                                   55

7.12 EMPLOYER SECURITIES AND REAL PROPERTY                     55

                          ARTICLE VIII
               AMENDMENT, TERMINATION, AND MERGERS

8.1  AMENDMENT                                                 55

8.2  TERMINATION                                               56

8.3  MERGER OR CONSOLIDATION                                   56

                           ARTICLE IX
                          MISCELLANEOUS

9.1  EMPLOYER ADOPTIONS                                        56

9.2  PARTICIPANT'S RIGHTS                                      56

9.3  ALIENATION                                                57

9.4  CONSTRUCTION OF PLAN                                      57

9.5  GENDER AND NUMBER                                         57

9.6  LEGAL ACTION                                              57

9.7  PROHIBITION AGAINST DIVERSION OF FUNDS                    58

9.8  BONDING                                                   58

9.9  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE                58

9.10 INSURER'S PROTECTIVE CLAUSE                               58

9.11 RECEIPT AND RELEASE FOR PAYMENTS                          58

9.12 ACTION BY THE EMPLOYER                                    59

9.13 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY        59

9.14 HEADINGS                                                  59

9.15 APPROVAL BY INTERNAL REVENUE SERVICE                      59

9.16 UNIFORMITY                                                60

9.17 PAYMENT OF BENEFITS                                       60

                            ARTICLE X
                     PARTICIPATING EMPLOYERS

10.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER               60

10.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS                   60

10.3 DESIGNATION OF AGENT                                      60

10.4 EMPLOYEE TRANSFERS                                        61

10.5 PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES     61

10.6 AMENDMENT                                                 61

10.7 DISCONTINUANCE OF PARTICIPATION                           61

10.8 ADMINISTRATOR'S AUTHORITY                                 61

10.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE         61

                           ARTICLE XI
                   CASH OR DEFERRED PROVISIONS

11.1 FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION           62

11.2 PARTICIPANT'S SALARY REDUCTION ELECTION                   63

11.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS      65

11.4 ACTUAL DEFERRAL PERCENTAGE TESTS                          67

11.5 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS            69

11.6 ACTUAL CONTRIBUTION PERCENTAGE TESTS                      72

11.7 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS        74

11.8 ADVANCE DISTRIBUTION FOR HARDSHIP                         77

                            ARTICLE I
                           DEFINITIONS

          As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:

     1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.2 "Administrator" means the person(s) or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

     1.3 "Adoption Agreement" means the separate Agreement which is executed by the Employer and accepted by the Trustee which sets forth the elective provisions of this Plan and Trust as specified by the Employer.

     1.4 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer;, any trade or business (whether or not incorporated) which is under common control (as defined in Code
Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.5 "Aggregate Account" means with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

     1.6 "Anniversary Date" means the anniversary date specified in C3 of the Adoption Agreement.

     1.7 "Beneficiary" means the person to whom a share of a deceased Participant's interest in the Plan is payable, subject to the restrictions of Sections 6.2 and 6.6.

     1.8 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.9 "Compensation" with respect to any Participant means such Participant's compensation as specified by the Employer in E1 of the Adoption Agreement that is paid during the applicable period. Compensation for any Self-Employed Individual shall be equal to his Earned Income.

          In addition, if specified in the Adoption Agreement, Compensation for all Plan purposes shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code
Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b).

          Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan is integrated), the limitation be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

          For Plan Years beginning prior to January 1, 1989, the
$200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

     1.10 "Contract" or "Policy" means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

     1.11 "Deferred Compensation" means, with respect to any Participant, that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 11.2.

     1.12 "Early Retirement Date" means the date specified in the Adoption Agreement on which a Participant or Former Participant has satisfied the age and service requirement specified in the Adoption Agreement (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

          A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive iris benefits under this Plan.

     1.13 "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code Section 404. In addition, for Plan Years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

     1.14 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election pursuant to Section 11.2. In addition, if selected in E3 of the Adoption Agreement, the Employer's matching contribution made pursuant to Section 11.l(b) shall be considered an Elective Contribution for purposes of the Plan. Elective Contributions shall be subject to the requirements of Sections 11.2(b) and 11.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-l(b)(3), the provisions of which are specifically incorporated herein by reference.

     1.15 "Eligible Employee" means any Employee specified in D1 of the Adoption Agreement.

     1.16 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. The term Employee shall also include Leased Employees as provided in Code Section 414(n) or (o).

          Except as provided in the Non-Standardized Adoption
Agreement, all Employees of all entities which are an Affiliated
Employer will be treated as employed by a single employer.

     1.17 "Employer" means the entity specified in the Adoption Agreement, any Participating Employer (as defined in Section 10.1) which shall adopt this Plan, any successor which shall maintain this Plan and any predecessor which has maintained this Plan.

     1.18 "Excess Compensation" means, with respect to a Plan that is integrated with Social Security, a Participant's
Compensation which is in excess of the amount set forth in the Adoption Agreement.

     1.19 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions and Qualified Non-Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section I 1.4(a).

     1.20 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 11.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference.

     1.21 "Family Member" means, with respect to an affected
Participant, such Participant's spouse, and such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

     1.22 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary, responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

     1.23 "Fiscal Year" means the Employer's accounting year as specified in the Adoption Agreement.

     1.24 "Forfeiture" means that portion of a Participant's
Account that is not Vested, and occurs on the earlier of:

               (a) the distribution of the entire Vested portion of a Participant's Account, or

               (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

          Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of this Vested benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

     1.25 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     1.26 "414(s) Compensation" with respect to any Employee means his Compensation as defined in Section 1.9. However, for purposes of this Section, Compensation shall be Compensation paid and shall be determined by including, in the case of a non-standardized Adoption Agreement, any items that are excluded from Compensation pursuant to the Adoption Agreement. The amount of "414(s) Compensation" with respect to any Employee shall include "414(s) Compensation" during the entire twelve (12) month period ending on the last day of such Plan Year, except that for Plan Years beginning prior to the later of January 1, 1992, or the date that is sixty (60) days after the date final Regulations are issued, "414(s) Compensation" shall only be recognized as of an Employee's effective date of participation.

          In addition, if specified in the Adoption Agreement, "414(s) Compensation" shall also include compensation which is not currently includible in the Participant's gross income by reason of the application Code Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b), plus Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to 11.5(a).

     1.27 "415 Compensation" means compensation as defined in
Section 4.4(f)(2).

     1.28 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

               (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.35(c).

               (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

               (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

               (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code
          Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code
          Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

               (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

          The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. However, if the Plan Year is a calendar year, or if another Plan of the Employer so provides, then the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it shall be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

          For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look back year" begins.

          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

     1.29 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.28. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

     1.30 "Highly Compensated Participant" means any Highly
Compensated Employee who is eligible to participate in the Plan.

     1.31 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for masons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under
(3).

          Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Sections 41a(n) or 414(o) and the Regulations thereunder.

          Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

     1.32 "Insurer" means any legal reserve insurance company which shall issue one or more policies under the Plan.

     1.33 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.34 "Joint and Survivor Annuity" means an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse which is not less than 1/2, nor greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Vested interest in the Plan.

     1.35 "Key Employee" means an Employee as defined in Code
Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

               (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

               (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

               (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section
          318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers,

               (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. in determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

          For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

     1.36 "Late Retirement Date" means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election made for the Normal Retirement Date, a Participant's actual retirement after having reached his Normal Retirement Date.

     1.37 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h), or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient' s nonhighly compensated workforce.

     1.38 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan.

     1.39 "Non-Elective Contribution" means the Employer's contributions to the Plan other than those made pursuant to the Participant's deferral election made pursuant to Section 11.2 and any Qualified Non-Elective Contribution. In addition, if selected in E3 of the Adoption Agreement, the Employer's Matching Contribution made pursuant to Section 4.3(b) shall be considered a Non-Elective Contribution for purposes of the Plan.

     1.40 "Non-Highly Compensated Participant" means any
Participant who is neither a Highly Compensated Employee nor a Family Member.

     1.41 "Non-Key Employee" means any Employee or former
Employee (and his Beneficiaries) who is not a Key Employee.

     1.42 "Normal Retirement Age" means the age specified in the Adoption Agreement at which time a Participant shall become fully
Vested in his Participant's Account.

     1.43 "Normal Retirement Date" means the date specified in the Adoption Agreement on which a Participant shall become eligible to have his benefits distributed to him.

     1.44 "l-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

          "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

          A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

     1.45 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

     1.46 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.2 and has not for any reason become ineligible to participate further in the Plan.

     1.47 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from (a) the Employer's contributions in the case of a Profit Sharing Plan or Money Purchase Plan, and (b) the Employer's Non-Elective Contributions in the case of a 401(k) Profit Sharing Plan.

     1.48 "Participant's Combined Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Employer' s contributions.

     1.49 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions and Qualified Non-Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions made pursuant to Section 11.2, Employer matching contributions if they are deemed to be Elective Contributions, and any Qualified Non-Elective Contributions.

     1.50 "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with
Section 4.6.

     1.51 "Plan" means this instrument (hereinafter referred to as RETIREMENT PLAN ADMINISTRATIVE SERVICE, LTD. Defined
Contribution Plan and Trust Basic Plan Document #01) including all amendments thereto, and the Adoption Agreement as adopted by the Employer.

     1.52 "Plan Year" means the Plan's accounting year as specified in C2 of the Adoption Agreement.

     1.53 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the actuarial equivalent of 50% of the Participant's Vested interest in the Plan as of the date of death.

     1.54 "Qualified Non-Elective Account" means the account established hereunder to which Qualified Non-Elective
Contributions are allocated.

     1.55 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to E5 of the Adoption Agreement and Section 11.1(d) which are used to satisfy the "Actual Deferral Percentage" tests. Qualified Non-Elective Contributions are nonforfeitable when made and are distributable only as specified in Sections 11.2(c) and 11.8. In addition, the Employer's contributions to the Plan that are made pursuant to Section 11.7(h) and which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions.

     1.56 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Participant's tax deductible qualified voluntary employee contributions made pursuant to Section 4.9.

     1.57 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.58 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.59 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see
Section 6.1).

     1.60 "Self-Employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year. A Self-
Employed Individual shall be treated as an Employee.

     1.61 "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code
Section.

     1.62 "Short Plan Year" means, if specified in the Adoption Agreement, that the Plan Year shall be less than a 12 month period. If chosen, the following rules shall apply in the administration of this Plan. In determining whether an Employee has completed a Year of Service for benefit accrual purposes in the Short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of days in the Short Plan Year. The determination of whether an Employee has completed a Year of Service for vesting and eligibility purposes shall be made in accordance with Department of Labor Regulation 2530.203-2(c). In addition, if this Plan is integrated with Social Serenity, the integration level shall also be proportionately reduced based on the number of days in the Short Plan Year.

     1.63 "Super Top Heavy Plan" means a plan described in
Section 2.2(b).

     1.64 "Taxable Wage Base" means, with respect to any year, the maximum amount of earnings which may be considered wages for such year under Code Section 3121(a)(1).

     1.65 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

     1.66 "Top Heavy Plan" means a plan described in Section
2.2(a).

     1.67 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy
Plan.

     1.68 "Top Paid Group" shall be determined pursuant to Code
Section 414(q) and the Regulations thereunder and generally means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (as determined pursuant to Section 1.28) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

               (a) Employees with less than six (6) months of service;

               (b) Employees who normally work less than 17 1/2 hours per week;

               (c) Employees who normally work less than six (6) months during a year;, and

               (d) Employees who have not yet attained age 21.

          In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

          The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

     1.69 "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

     1.70 "Trustee" means the person or entity named in B6 of the Adoption Agreement and any successors.

     1.71 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

     1.72 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

     1.73 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.7.

     1.74 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1000 Hours of Service.

          For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The succeeding computation periods shall begin with the first anniversary of the Employee's employment commencement date. However, if one (1) Year of Service or less is required as a condition of eligibility, then after the initial eligibility computation period, the eligibility computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

          For vesting purposes, and all other purposes not specifically addressed in this Section, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan unless specifically excluded pursuant to the Adoption Agreement.

          Years of Service and breaks in service will be measured on the same computation period.

          Years of Service with any predecessor Employer which maintained this Plan shall be recognized. Years of Service with any other predecessor Employer shall be recognized as specified in the Adoption Agreement.

          Years of Service with any Affiliated Employer shall be recognized.

                           ARTICLE II
             TOP HEAVY PROVISIONS AND ADMINISTRATION

2.1  TOP HEAVY PLAN REQUIREMENTS

     For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to
Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3(i) of the Plan.

2.2  DETERMINATION OF TOP HEAVY STATUS

          (a) This Plan shall be a Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          (c)  Aggregate Account: A Participant's Aggregate
     Account as of the Determination Date is the sum of:

          (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve
          (12) month period ending on the Determination Date;

          (2) for a Profit Sharing Plan, an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

          (3) for a Money Purchase Plan, contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made.

          (4) any Plan distributions made within the Plan Year that includes the Determination Date or within the four
          (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. In the case of a distribution of an annuity Contract, the amount of such distribution is deemed to be the current actuarial value of the Contract, determined on the date of the distribution. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purpose of this paragraph.

          (5) any Employee contributions, whether voluntary or mandatory. However, mounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

          (6) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the `purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

          (7) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (8) For the purposes of determining whether two employers are to be treated as the same employer in 2.2(c)(6) and 2.2(c)(7) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

          (d)  "Aggregation Group" means either a Required
     Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

          (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each qualified plan of the Employer, including any Simplified Employee Pension Plan, in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other qualified plan of the Employer which enables any qualified plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.
          In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (2) Permissive Aggregation Group: The Employer may also include any other plan of the Employer, including any Simplified Employee Pension Plan, not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

          (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan
     Year, the last day of such Plan Year.

          (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(o)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

          However, any such determination must include present value of accrued benefit attributable to any Plan distributions referred to in Section 2.2(c)(4) above, any Employee contributions referred to in Section 2.2(c)(5) above or any related or unrelated rollovers referred to in Sections 2.2(c)(6) and 2.2(c)(7) above.

          (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (1)  the Present Value of Accrued Benefits of Key
          Employees under all defined benefit plans included in the group, and

          (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

          exceeds sixty percent (60%) of a similar sum determined for all Participants.

          (h) The Administrator shall determine whether this Plan is a Top Heavy Plan on the Anniversary Date specified in the Adoption Agreement. Such determination of the top heavy ratio shall be in accordance with Code Section 416 and the Regulations thereunder.

2.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

          (b) The Employer shall establish a "funding policy and method", i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c) The Employer may, in its discretion, appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. in such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

          (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY

     The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

     The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

     If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.6  POWERS AND DUTIES OF THE ADMINISTRATOR

     The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

     The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the
     Plan:

          (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;,

          (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed `disbursements from the Trust Fund;

          (d) to maintain all necessary records for the administration of the Plan;

          (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f) to determine the size and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which such Contract shall be purchased;

          (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

          (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

          (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Code and Regulations thereunder;,

          (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.7  RECORDS AND REPORTS

     The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8  APPOINTMENT OF ADVISERS

     The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.9  INFORMATION FROM EMPLOYER

     To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10 PAYMENT OF EXPENSES

     All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

2.11 MAJORITY ACTIONS

     Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12 CLAIMS PROCEDURE

     Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13 CLAIMS REVIEW PROCEDURE

     Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                           ARTICLE III
                           ELIGIBILITY

3.1  CONDITIONS OF ELIGIBILITY

     Any Eligible Employee shall be eligible to participate hereunder on the date he has satisfied the requirements specified in the Adoption Agreement.

3.2  EFFECTIVE DATE OF PARTICIPATION

     An Eligible Employee who has become eligible to be a Participant shall become a Participant effective as of the day specified in the Adoption Agreement.

     In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant as of the date he becomes an Eligible Employee.

     In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant shall go from a classification of an Eligible Employee to a noneligible Employee and becomes ineligible to participate and has not incurred a 1-Year Break in Service, such Employee shall participate in the Plan as of the date he returns to an eligible class of Employees. If such Employee does incur a 1-Year Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

3.3  DETERMINATION OF ELIGIBILITY

     The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

3.4  TERMINATION OF ELIGIBILITY

     In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5  OMISSION OF ELIGIBLE EMPLOYEE

     If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary after the application of
Section 4.3(e), so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6  INCLUSION OF INELIGIBLE EMPLOYEE

     If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7  ELECTION NOT TO PARTICIPATE

     An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year. For Standardized Plans, a Participant or an Eligible Employee may not elect not to participate. Furthermore, the foregoing election not to participate shall not be available with respect to partners in a partnership.

3.8  CONTROL OF ENTITIES BY OWNER-EMPLOYEE

          (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other entities, this Plan and the plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other entities.

          (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

          (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the benefits or contributions of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

          (d) For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control an entity if the Owner-Employee, or two or more
     Owner-Employees together:

          (1) own the entire interest in an unincorporated entity, or

          (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

          (e) For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                           ARTICLE IV
                   CONTRIBUTION AND ALLOCATION

4.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

          (a)  For a Money Purchase Plan -

          (1) The Employer shall make contributions over such period of years as the Employer may determine on the following basis. On behalf of each Participant eligible to share in allocations, for each year of his participation in this Plan, the Employer shall contribute the amount specified in the Adoption Agreement. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee. The Employer shall be required to obtain a waiver from the Internal Revenue Service for any Plan Year in which it is unable to make the full required contribution to the Plan. In the event a waiver is obtained, this Plan shall be deemed to be an individually designed plan.

          (2) For any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, the Employer shall not contribute on behalf of a Participant who performs less than a Year of Service during any Plan Year, unless there is a Short Plan Year or a contribution is required pursuant to 4.3(h).

          (3) Notwithstanding the foregoing, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

          (b)  For a Profit Sharing Plan -

          (1) For each Plan Year, the Employer shall contribute to the Plan such amount as specified by the Employer in the Adoption Agreement. Notwithstanding the foregoing, however, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions Of Code
          Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

          (2) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

4.2  TIE OF PAYMENT OF EMPLOYER'S CONTRIBUTION

     The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

4.3  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

          (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other valuation date, all amounts allocated to each such Participant as set forth herein.

          (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

          (1)  For a Money Purchase Plan:

               (i)  The Employer's Contribution shall be
               allocated to each Participant's Combined Account in the manner set forth in Section 4.1 herein and as specified in Section E2 of the Adoption
               Agreement.

          (2)  For an Integrated Profit Sharing Plan:

               (i)  The Employer's contribution shall be
               allocated to each Participant's Account, except as provided in Section 4.3%, in a dollar amount equal to 5.7% of the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.

          Regardless of the preceding, 4.3% shall be substituted for 5.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above.

               (ii) The balance of the Employer's contribution over the amount allocated above, if any, shall be allocated to each Participant's Combined Account in the same proportion that his total Compensation for the Year bears to the total Compensation of all Participants for such year.

               (iii)     Except, however, for any Plan Year
               beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless there is a Short Plan Year or a contribution is required pursuant to Section 4.3(h).

          (3)  For a Non-Integrated Profit Sharing Plan:

               (i)  The Employer's contribution shall be
               allocated to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

               (ii) Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless there is a Short Plan Year or a contribution is required pursuant to Section 4.3(h).

          (c) As of each Anniversary Date or other valuation date, before allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. If any nonsegregated account of a Participant has been distributed prior to the Anniversary Date or other valuation date subsequent to a Participant's termination of employment, no earnings or losses shall be credited to such account.

          Notwithstanding the above, with respect to contributions made to the Plan after the previous
     Anniversary Date or allocation date, the method specified in the Adoption Agreement shall be used.

          (d) Participants' Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends or interest received on insurance contracts.

          (e) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4(g)(2) or be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 6.9. The remaining Forfeitures, if any, shall be treated in accordance with the Adoption Agreement.
     Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5. Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year, unless there is a Short Plan Year or a contribution required pursuant to Section 4.3(h).

          (f)  Minimum Allocations Required for Top Heavy Plan
     Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee.

          However, for each Non-Key Employee who is a Participant in a paired Profit Sharing Plan or 401(k) Profit Sharing
     Plan and a paired Money Purchase Plan, the minimum 3% allocation specified above shall be provided in the Money
     Purchase Plan.

          If this is an integrated Plan, then for any Top Heavy
     Plan Year the Employer's contribution shall be allocated as follows:

          (1) An amount equal to 3% multiplied by each Participant's Compensation for the Plan Year shall be allocated to each Participant's Account. If the Employer does not contribute such amount for all Participants, the amount shall be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation `of all Participants for such year.

          (2) The balance of the Employer's contribution over the amount allocated under subparagraph (1) hereof shall be allocated to each Participant's Account in a dollar amount equal to 3% multiplied by a Participant's Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his Excess Compensation bears to the total Excess Compensation of all Participants for that year.

          (3) The balance of the Employer's contribution over the amount allocated under subparagraph (2) hereof shall be allocated to each Participant's Account in a dollar amount equal to 2.7% multiplied by the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.

          Regardless of the preceding, 1.3% shall be substituted for 2.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 2.4% shall be substituted for 2.7% above.

          (4) The balance of the Employer's contributions over the amount allocated above, if any, shall be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

          For each Non-Key Employee who is a Participant in this Plan and another non-paired defined contribution plan maintained by the Employer, the minimum 3% allocation specified above shall be provided as specified in F3 of the Adoption Agreement.

          (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's
     Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

          (h) For any Top Heavy Plan Year, the minimum allocations set forth in this Section shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; or (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

          (i) Notwithstanding anything herein to the contrary, in any Plan Year in which the Employer maintains both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, if the Employer maintains both a Defined Benefit and a Defined Contribution Plan that are a Top Heavy Group, the top heavy minimum benefits shall be provided as follows:

          (1)  Applies if F1b of the Adoption Agreement is
Selected -

               (i) The requirements of Section 2.1 shall apply except that each Non-Key Employee who is a Participant in the Profit Sharing Plan or Money Purchase Plan and who is also a Participant in the Defined Benefit Plan shall receive a minimum allocation of five percent (5%) of such Participant's "415 Compensation" from the applicable Defined Contribution Plan(s).

               (ii) For each Non-Key Employee who is a
               Participant only in the Defined Benefit Plan the Employer will provide a minimum non-integrated benefit equal to 2% of his highest five consecutive year average "415 Compensation" for each Year of Service while a Participant in the Plan, in which the Plan is top heavy, not to exceed ten.

               (iii)     For each Non-Key Employee who is a
               Participant only in this Defined Contribution
               Plan, the Employer shall provide a contribution equal to 3% of his "415 Compensation".

          (2)  Applies if F1c of the Adoption Agreement is
Selected -

               (i) The minimum allocation specified in Section 4.3(i)(1)(i) shall be 7 1/2% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Too Heavy.

               (ii) The minimum benefit specified in Section 4.3(i)(1)(ii) shall be 3% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

               (iii)     The minimum allocation specified in
               Section 4.3(i)(1)(iii) shall be 4% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

          (j)  For the purposes of this Section, "415
     Compensation" shall be limited to $200,000 (unless adjusted in such manner as permitted under Code Section 415(d)). However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

          (k) Notwithstanding anything herein to the contrary, any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Contributions and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, for Plan Years beginning after 1989, if this is a standardized Plan, any such terminated Participant shall share in the allocations as provided in this Section provided such Participant completed more than 500 Hours of Service.

          (l) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall share in the allocations as provided in this Section regardless of whether they completed a Year of Service during the Plan Year.

          (m)  If a Former Participant is reemployed after five
     (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

          (1)  one account for nonforfeitable benefits
          attributable to pre-break service; and

          (2) one account representing his employer derived account balance in the Plan attributable to post-break service.

          (n) Notwithstanding any election in the Adoption Agreement to the contrary, if this is a non-standardized Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1), or 410(b)(2)(A)(i) and
     the Regulations thereunder because Employer Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

          (1) The group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

          (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary, to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

          Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code
     Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

4.4  MAXIMUM ANNUAL ADDITIONS

          (a)(1) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides Annual Additions, the amount of Annual Additions which may be credited to the Participant's accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

          (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

          (4) If pursuant to Section 4.4(a)(2) or as a result of the allocation of Forfeitures, there is an Excess
          Amount, the excess will be disposed of as follows:

               (i)  Any nondeductible Voluntary Employee
               Contributions. to the extent they would reduce the Excess Amount, will be returned to the Participant;

               (ii) If, after the application of subparagraph
               (i), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

               (iii)     If, after the application of
               subparagraph (i), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

               (iv) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer contributions or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

          (b)(1) This subsection applies if, in addition to this Plan, the Participant is covered under another qualified Regional Prototype defined contribution plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(1)(2)) maintained by the Employer, which provides Annual Additions, during any Limitation Year. The Annual Additions which may be credited to a Participant's accounts under tiffs Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and welfare benefit funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

          (2)  Prior to determining the Participant's actual
          Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section
          4.4(a)(2).

          (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

          (4) If, pursuant to Section 4.4(b)(2) or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

               (i) the total Excess Amount allocated as of such date, times

               (ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

          (6) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 4.4(a)(4).

          (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Regional Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.

          (d) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the Limitation on Allocations Section of the Adoption Agreement.

          (e)  For purposes of applying the limitations of Code
     Section 415, the transfer of funds from one qualified plan to another is not an "annual addition". In addition, the following are not Employee contributions for the purposes of
     Section 4.4(f)(1)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and
     408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

          (f) For purposes of this Section, the following terms shall be defined as follows:

          (1) Annual Additions means the sum credited to a Participant's accounts for any Limitation Year of (1) Employer contributions, (2) effective with respect to "limitation years" beginning after December 31, 1986, Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2), which is pan of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code
          Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of "415 Compensation" or one-half of Employee contributions shall be considered an "annual addition".

          For this purpose, any Excess Amount applied under Sections 4.4(a)(4) and 4.4(b)(6) in the Limitation Year to reduce Employer contributions shall be considered
          Annual Additions for such Limitation Year.

          (2) Compensation means a Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following:

               (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are excludable from the Employee's gross income, or any distributions from a plan of deferred compensation;

               (ii) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution;

               (iii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (v) other amounts which received special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

          For purposes of applying the limitations of this
          Section 4.4, Compensation for any Limitation Year is the Compensation actually paid or includible in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Participant in a profit-sharing plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

          (3) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of his Highest Average Compensation including any adjustments under Code Section 415(b).

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

          (4) Defined Contribution Dollar Limitation means $30,000, or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

          (5) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible voluntary employee contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the Defined Contribution Dollar Limitation or 35 percent of the Participant's Compensation for such year. For Limitation Years beginning prior to January 1, 1987, the "annual addition" shall not be recomputed to treat all Employee contributions as an Annual Addition.

          If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed
          1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions `of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

          (6) Employer means the Employer that adopts this Plan and all Affiliated Employers, except that for purposes of this Section, Affiliated Employers shall be determined pursuant to the modification made by Code
          Section 415(h).

          (7)  Excess Amount means the excess of the
          Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (8) Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12 consecutive month period defined in Section El of the Adoption Agreement which is used to determine Compensation under the Plan.

          (9) Limitation Year means the Compensation Year (a 12 consecutive month period) as elected by the Employer in the Adoption Agreement All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (10) Maximum Permissible Amount means the maximum
          Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, which shall not exceed the lesser of:

               (i) the Defined Contribution Dollar Limitation, or

               (ii) 25 percent of the Participant's Compensation for the Limitation Year.

               The Compensation Limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(1)(1) or 419A(d)(2).

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Contribution multiplied by the following fraction:

          number of months in the short Limitation Year
                               12

          (11) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

               (i) the Participant will continue employment until Normal Retirement Age (or current age, if later), and

               (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          (g) Regional Prototype Plan means a plan the form of which has been the subject of a favorable notification letter from the Internal Revenue Service.

          (h) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

          (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual Compensation, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum provided in Section 4.4 to be exceeded, the Administrator shall treat the excess in accordance with Section 4.4(a)(4).

4.6  TRANSFERS FROM QUALIFIED PLANS

          (a) If specified in the Adoption Agreement and with the consent of the Administrator, mounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The mounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account". Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraphs (c) and (d) of this Section.

          (c) Amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1 (g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-l(d).

          (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

          (e) The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

          (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "mounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

          (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

          (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

4.7  VOLUNTARY CONTRIBUTIONS

          (a) If this is an amendment to a Plan that had previously allowed voluntary Employee contributions, then, except as provided in 4.7(b) below, this Plan will not accept voluntary Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.

          (b) For 401(k) Plans, if elected in the Adoption Agreement, each Participant may, at the discretion of the Administrator in a nondiscriminatory manner, elect to voluntarily contribute a portion of his compensation earned while a Participant under this Plan. Such contributions shall be paid to the Trustee within a reasonable period of time but in no event later than 90 days after the receipt of the contribution.

          (c)  The balance in each Participant's Voluntary
     Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

          (d) A Participant may elect to withdraw his voluntary contributions from his Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirement of Code Sections 411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal. No Forfeitures shall occur solely as a result of an Employee's withdrawal of Employee contributions.

          In the event such a withdrawal is made, or in the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any plan maintained by the Employer, then such Participant shall be barred from making any voluntary contributions for a period of twelve (12) months after receipt of the withdrawal or distribution.

          (e) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

          (f) The Administrator may direct that voluntary contributions made after a valuation date be segregated into a separate account until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general
     Trust Fund, to be determined by the Administrator.

4.8  DIRECTED INVESTMENT ACCOUNT

          (a) If elected in the Adoption Agreement, all Participants may direct the Trustee as to the investment of all or a portion of any one or more of their individual account balances. Participants may direct the Trustee in writing to invest their account in specific assets as permitted by the Administrator provided such investments are in accordance with the Department of Labor regulations and are permitted by the Plan. That portion of the account of any Participant so directing will thereupon be considered a Directed Investment Account.

          (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and their Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund Earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

          (c) The Administrator shall establish a procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations that the Administrator shall impose on a Participant's right to direct investments.

4.9  QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

          (a) If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a "Qualified Voluntary Employee Contribution" within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have his contribution held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times. Such contributions, however, shall not be permitted if they are attributable to taxable years beginning after December 31, 1986.

          (b) A Participant may, upon written request delivered to the Administrator, make withdrawals from his Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

          (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

          (d) Unless the Administrator directs Qualified Voluntary Employee Contributions made pursuant to this Section be segregated into a separate account for each Participant, they shall be invested as part of the general Trust Fund and share in earnings and losses.

4.10 ACTUAL CONTRIBUTION PERCENTAGE TESTS

     In the event this Plan previously provided for voluntary or mandatory Employee contributions, then, with respect to Plan Years beginning after December 31, 1986, such contributions must satisfy the provisions of Code Section 401(m) and the Regulations thereunder.

4.11 INTEGRATION IN MORE THAN ONE PLAN

     If the Employer maintains two or more standardized paired plans, only one plan may be integrated with Social Security. If the Employer and/or an Affiliated Employer maintain any other combination qualified retirement plans integrated with Social Security such that any Participant in this Plan is covered under more than one of such plans, then such plans will be considered to be one plan and the sum of the Defined Benefit excess plan integration fraction, the Defined Benefit offset plan integration fraction and the Defined Contribution plan integration fraction as defined herein may not exceed 1 for the Plan Year with respect to any Employee.

                            ARTICLE V
                           VALUATIONS

5.1  VALUATION OF THE TRUST FUND

     The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date", to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date". In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2  METHOD OF VALUATION

     In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date". If such securities were not traded on the "valuation date", or if the exchange on which they are traded was not open for business on the "valuation date", then the securities shall be valued at the prices at which they were last traded prior to the "valuation date". Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date", which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                           ARTICLE VI
           DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

     Every Participant may terminate his employment with the Employer and retire for the purposes hereof on or after his Normal Retirement Date or Early Retirement Date. Upon such Normal Retirement Date or Early Retirement Date, all amounts credited to such Participant's Combined Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution of all mounts credited to such Participant's Combined Account in accordance with Section 6.5.

6.2  DETERMINATION OF BENEFITS UPON DEATH

          (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of the deceased Participant's accounts to the Participant's Beneficiary.

          (b) Upon the death of a Former Participant, the Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of any remaining amounts credited to the accounts of such deceased
     Former Participant to such Former Participant's Beneficiary.

          (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          (d) Unless otherwise elected in the manner prescribed in Section 6.6, the Beneficiary of the Pre-Retirement Survivor Annuity shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse for the Pre-Retirement Survivor Annuity if:

          (1) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

          (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

          (3)  the Participant has no spouse, or

          (4)  the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. The Participant may, at any time, designate a Beneficiary for death benefits payable under the Plan that are in excess of the Pre-Retirement Survivor Annuity. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

          (e) If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which he is entitled under the Plan is effected, his death benefit from such insurance coverage shall be limited to the standard rated premium which was or should have been used for such purpose.

          (f) In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.

6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

     In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all amounts credited to such Participant's Combined Account as though he had retired.

6.4  DETERMINATION OF BENEFITS UPON TERMINATION

          (a) On or before the Anniversary Date or other valuation date, coinciding with or subsequent to the termination Of a Participant's employment for any reason other than retirement, death, or Total and Permanent Disability, the Administrator may direct that the amount of the Vested portion of such Terminated Participant's Combined Account be segregated and invested separately. In the event the Vested portion of a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.3 until such time as a distribution is made to the Terminated Participant. The amount of the portion of the Participant's Combined Account which is not Vested may be credited to a separate account (which will always share in gains and losses of the Trust
     Fund) and at such time as the amount becomes a Forfeiture shall be treated in accordance with the provisions of the Plan regarding Forfeitures.

          Regardless of whether distributions in kind are permitted, in the event that the amount of the Vested portion of the Terminated Participant's Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements, so that the settlement options and forms of payment are consistent with the provisions of Section
     6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts from the Insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Combined Account and then assign the Contracts to the Terminated Participant.

          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct that the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant provided the conditions, if any, set forth in the Adoption Agreement have been satisfied. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

          Notwithstanding the above, if the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed, and at the time of any prior distribution, has never exceeded $3,500, the Administrator shall direct that the entire Vested benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the Participant's spouse. A Participant's Vested benefit shall not include Qualified Voluntary Employee Contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

          (b) The Vested portion of any Participant's Account shall be a percentage of such Participant's Account determined on the basis of the Participant's number of Years of Service according to the vesting schedule specified in the Adoption Agreement.

          (c) For any Top Heavy Plan Year, one of the minimum top heavy vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and the Vested percentage of such Employee's Participant's Account shall be determined without regard to this Section 6.4(c).

          If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan for each Employee who had an Hour of Service during a Plan Year when the Plan was Top Heavy.

          (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

          (e) If this is an amended or restated Plan, then notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan's status as a Top Heavy Plan.

          (f) If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least 3 Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three
     (3) in the preceding sentence, if a Participant falls to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

          (1)  the adoption date of the amendment,

          (2)  the effective date of the amendment, or

          (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

          (g)(1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

          (2) If any Former Participant shall be re-employed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination. If an employee receives a distribution pursuant to this section and the employee resumes employment covered under this plan, the employee's employer-derived account balance will be restored to the amount on the date of distribution if the employee repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of 5 years after the first date on which the participant is subsequently re-employed by the employer, or the date the participant incurs 5 consecutive 1-year breaks in service following the date of the distribution. If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

          (3)  If any Former Participant is reemployed after a 1-
          Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year
          Break in Service subject to the following rules:

               (i) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

               (ii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

               (iii) A Former Participant who is reemployed and who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to
               (i) above, shall participate in the Plan as of his date of reemployment;

               (iv) If a Former Participant completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

          (h) In determining Years of Service for purposes of vesting under the Plan, Years of Service shall be excluded as specified in the Adoption Agreement.

6.5  DISTRIBUTION OF BENEFITS

          (a)(1) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This Joint and Survivor Annuity shall be considered the designated qualified Joint and Survivor Annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such married Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse, if the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

          (3) The election period to waive the Joint and Survivor Annuity shall be the 90 day period ending on the "annuity starting date."

          (4) For purposes of this Section and Section 6.6, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

          (5) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

               (i) the terms and conditions of the Joint and Survivor Annuity, and

               (ii) the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity, and

               (iii) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and

               (iv) the right of the Participant to revoke such election, and the effect of such revocation.

          (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods which are permitted pursuant to the Adoption Agreement:

          (1)  One lump-sum payment in cash or in property;

          (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may direct that the Participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the payment of the installments. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary);

          (3) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

          (c) The present value of a Participant's Joint and Survivor Annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with
     Section 6.5(a)(2).

          (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded at the time of any prior distribution, $3,500 shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

          (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code
          Section 417.

          (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(e).

          (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date".

          (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date".

          (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

          (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

          (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or
          (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five
          (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or, if benefits are paid in the form of a Joint and Survivor Annuity, the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years beginning after December 31, 1988, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

          (2)  Distributions to a Participant and his
          Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section
          401(a)(9)(G) and the Regulations thereunder.

          Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

          (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations if permitted pursuant to the Adoption Agreement. If the Participant or the Participant's spouse may elect whether recalculations will be made, then the election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

          (g) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

          (h) Subject to the spouse' s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code
     Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          (i) If a distribution is made at a time when a Participant who has not terminated employment is not fully
     Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

          (1) A separate account shall be established for the Participant's interest in the Plan as of the time of the distribution, and

          (2) At any relevant time the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

                         X equals P(AB plus (RxD)) - (R x D)

          For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.6  DISTRIBUTION OF BENEFITS UPON DEATH

          (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to his surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant' s death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 6.6(h).

          (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

          (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

          (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

          (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

          (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

          (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement
          Survivor Annuity with respect to the Participant;

          (4)  A reasonable period ending after Code Section
          401(a)(11) applies to the Participant; or

          (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after separation.

          (e) The Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984 shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.

          (f) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds, or has ever exceeded at the time of any prior distribution, $3500, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

          (g)(1) In the event there is an election to waive the Pre-Retirement Survivor Annuity, and for death benefits in excess of the Pre-Retirement Survivor Annuity, such death benefits shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject to the rules specified in Section 6.6(h) and the selections made in the Adoption Agreement:

               (i)  One lump-sum payment in cash or in property;

               (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.

               (iii) If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (i) or (ii) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity;

          (2)  In the event the death benefit payable pursuant to
          Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and invested separately, and that the funds accumulated in the segregated account be used for the payment of the installments.

          (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.

          (1) If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to
          Section 6.5 as of his date of death.

          (2) If a Participant dies before he has begun to receive any distributions of his interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries in accordance with the following rules subject to the selections made in the Adoption Agreement and Subsections 6.6(h)(3) and 6.6(i) below:

               (i) The entire death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's death occurs;

               (ii) The 5-year distribution requirement of (i) above shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died;

               (iii) However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his designated Beneficiary, the provisions of (ii) above shall apply except that the requirement that distributions commence within one year of the Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

          (3) Notwithstanding subparagraph (2) above, or any selections made in the Adoption Agreement, if a Participant's death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

          (i) For purposes of Section 6.6(h)(2), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement (if permitted in the Adoption Agreement) must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

          (j) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as provided in the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant's spouse may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation
     Section 1.72-9.

          (k)  In the event that less than 100% of a
     Participant's interest in the Plan is distributed to such Participant's spouse, the portion of the distribution attributable to the Participant's Voluntary Contribution Account shall be in the same proportion that the Participant's Voluntary Contribution Account bears to the Participant's total interest in the Plan.

          (1) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7  TIME OF SEGREGATION OR DISTRIBUTION

     Except as limited by Sections 6.5 and 6.6, whenever a distribution is to be made, or a series of payments are to commence, on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

     Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution pursuant to Section 6.5(d), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8  DISTRIBUTION FOR MINOR BENEFICIARY

     In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

     In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary.

6.10 PRE-RETIREMENT DISTRIBUTION

     For Profit Sharing Plans and 401(k) Profit Sharing Plans, if elected in the Adoption Agreement, at such time as a Participant shall have attained the age specified in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution of up to the entire amount then credited to the accounts maintained on behalf of the Participant.
However, no such distribution from the Participant's Account shall occur prior to 100% Vesting. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11)and 417 and the Regulations thereunder.

6.11 ADVANCE DISTRIBUTION FOR HARDSHIP

          (a) For Profit Sharing Plans, if elected in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution to any Participant in any one Plan Year up to the lesser of 100% of his Participant's Combined Account valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

          (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

          (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3) Funeral expenses for a member of the Participant's family;

          (4) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

          (5)  The need to prevent the eviction of the
          Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (b) No such distribution shall be made from the Participant's Account until such Account has become fully
     Vested.

          (c) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

6.12 LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

     All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13 SPECIAL RULE FOR NON-ANNUITY PLANS

     If elected in the Adoption Agreement, the following shall apply to a Participant in a Profit Sharing Plan or 401(k) Profit Sharing Plan and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code
Section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan):

          (a) The Participant shall be prohibited from electing benefits in the form of a life annuity;

          (b)  Upon the death of the Participant, the
     Participant's entire Vested account balances will be paid to his or her surviving spouse, or, if there is no surviving spouse or the surviving spouse has already consented to waive his or her benefit, in accordance with Section 6.6, to his designated Beneficiary; and

          (c) Except to the extent otherwise provided in this Section and Section 6.5(h), the other provisions of Sections 6.2, 6.5 and 6.6 regarding spousal consent and the forms of distributions shall be inoperative with respect to this Plan.

     This Section shall not apply to any Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan or money purchase plan, or a target benefit plan, stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

                           ARTICLE VII
                             TRUSTEE

7.1  BASIC RESPONSIBILITIES OF THE TRUSTEE

     The Trustee shall have the following categories of responsibilities:

          (a) Consistent with the "funding policy and method" determined by the Employer to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Employer should appoint such manager as to all or a portion of the assets of the Plan;

          (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

          (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 7.7; and

          (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

7.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

          (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.

          (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

          (c) The Trustee may from time to time transfer to a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.

          (d) The Trustee, at the direction of the Administrator and pursuant to instructions from the individual designated in the Adoption Agreement for such purpose and subject to the conditions set forth in the Adoption Agreement, shall ratably apply for, own, and pay all premiums on Contracts on the lives of the Participants. Any initial or additional Contract purchased on behalf of a Participant shall have a face amount of not less than $1,000, the amount set forth in the Adoption Agreement, or the limitation of the Insurer, whichever is greater. If a life insurance Contract is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. For purposes of this limitation, ordinary life insurance Contracts are Contracts with both non-decreasing death benefits and non-increasing premiums. If term insurance or universal life insurance is purchased with such contributions, the aggregate premium must be 25% or less of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate Employer contributions and Forfeitures allocated to a Participant's Combined Account. The Trustee must distribute the Contracts to the Participant or convert the entire value of the Contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement. Notwithstanding the above, the limitations imposed herein with respect to the purchase of life insurance shall not apply, in the case of a Profit Sharing Plan, to the portion of a Participant's Account that has accumulated for at least two (2) Plan Years.

          Notwithstanding anything hereinabove to the contrary, amounts credited to a Participant's Qualified Voluntary Employee Contribution Account pursuant to Section 4.9, shall not be applied to the purchase of life insurance contracts.

          (e) The Trustee will be the owner of any life insurance Contract purchased under the terms of this Plan. The Contract must provide that the proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Contract to the Participant's designated Beneficiary in accordance with the distribution provisions of Article VI. A Participant's spouse will be the designated Beneficiary pursuant to Section 6.2, unless a qualified election has been made in accordance with Sections
     6.5 and 6.6 of the Plan, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. However, the Trustee shall not pay the proceeds in a method that would violate the requirement of the Retirement Equity Act, as stated in Article VI of the Plan, or Code Section 401(a)(9) and the Regulations thereunder.

7.3  OTHER POWERS OF THE TRUSTEE

     The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities to be exercised in the Trustee's sole discretion:

          (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

          (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

          (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

          (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

          (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

          (g) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

          (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

          (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

          (k) To apply for and procure from the Insurer as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity, or other Contracts as and when entitled to do so under the provisions thereof;

          (1) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

          (m) To invest in Treasury Bills and other forms of United States government obligations;

          (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

          (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

          (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

          (q) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

          (r) Directed Investment Account. The powers granted to the Trustee shall be exercised in the sole fiduciary discretion of the Trustee. However, if elected in the Adoption Agreement, each Participant may direct the Trustee to separate and keep separate all or a portion of his interest in the Plan; and further each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's Directed Investment Account, which directions must be followed by the Trustee subject, however, to restrictions on payment of life insurance premiums. Neither the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law, and in such event, the Trustee shall not be responsible or liable for any loss or expense which may result. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Investment Account.

          Notwithstanding anything hereinabove to the contrary, the Trustee shall not, at any time after December 31, 1981, invest any portion of a Directed Investment Account in "collectibles" within the meaning of that term as employed in Code Section 408(m).

7.4  LOANS TO PARTICIPANTS

          (a) If specified in the Adoption Agreement, the Trustee (or, if loans are treated as Directed Investment pursuant to the Adoption Agreement, the Administrator) may, in the Trustee's (or, if applicable, the Administrator's) sole discretion, make loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for periodic repayment over a reasonable period of time.

          (b)  Loans shall not be made to any Shareholder-
     Employee or Owner-Employee unless an exemption for such loan is obtained pursuant to Act Section 408 and further provided that such loan would not be subject to tax pursuant to Code
     Section 4975.

          (c) Loans shall not be granted to any Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Date.

          (d) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

          (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

          (2) the greater of (A) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Employee under the Plan, or (B), if permitted pursuant to the Adoption Agreement, $10,000.

          For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

          (e) No Participant loan shall take into account the present value of such Participant's Qualified Voluntary
     Employee Contribution Account.

          (f) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

          (g) An assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this Section.

          (h) Any loan made pursuant to this Section after August 18, 1985 where the Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with Section 6.5(a) provided the spousal consent requirements of such Section apply to the Plan. Such written consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $3,500.

          (i) With regard to any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, a Participant loan program shall be established which must include, but need not be limited to, the following:

          (1) the identity of the person or positions authorized to administer the Participant loan program;

          (2)  a procedure for applying for loans;

          (3) the basis on which loans will be approved or denied;

          (4) limitations, if any, on the types and amounts of loans offered, including what constitutes a hardship or financial need if selected in the Adoption Agreement;

          (5) the procedure under the program for determining a reasonable rate of interest;

          (6) the types of collateral which may secure a Participant loan; and

          (7) the events constituting default and the steps that will be taken to preserve plan assets.

          Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of this plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section of the Plan.

7.5  DUTIES OF THE TRUSTEE REGARDING PAYMENTS

     At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

     The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.7  ANNUAL REPORT OF THE TRUSTEE

     Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

          (a)  the net income, or loss, of the Trust Fund;

          (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (c) the increase, or decrease, in the value of the Trust Fund;

          (d)  all payments and distributions made from the Trust
     Fund; and

          (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8  AUDIT

          (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists, that are required by Act
     Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

          (b) All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

          (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

7.9  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

          (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

          (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

          (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

          (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

          (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under
     Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in
     Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in
     Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

7.10 TRANSFER OF INTEREST

     Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

7.11 TRUSTEE INDEMNIFICATION

     The Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

7.12 EMPLOYER SECURITIES AND REAL PROPERTY

     The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act. However, no more than 100%, in the case of a Profit Sharing Plan or 401(k) Plan or 10%, in the case of a Money Purchase Plan of the fair market value of all the assets in the Trust Fund may be invested in "qualifying Employer securities" and "qualifying Employer real property".

                          ARTICLE VIII
               AMENDMENT, TERMINATION, AND MERGERS

8.1  AMENDMENT

          (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

          (b) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this Regional Prototype Plan and will be considered to have an individually designed plan.

          (c) The Employer expressly delegates authority to the sponsoring organization of this Plan, the right to amend this Plan by submitting a copy of the amendment to each Employer who has adopted this Plan after first having received a ruling or favorable determination from the Internal Revenue Service that the Plan as amended qualifies under Code Section 401(a) and the Act.

          (d) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

          (e) Except as permitted by Regulations (including Regulation 1.411(d)-4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2  TERMINATION

          (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

          (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash (or in property if permitted in the Adoption Agreement) or through the purchase of irrevocable nontransferable deferred commitments from the Insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" as described in
     Section 8.1.

8.3  MERGER OR CONSOLIDATION

     This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation and such merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1(e).

                           ARTICLE IX
                          MISCELLANEOUS

9.1  EMPLOYER ADOPTIONS

          (a) Any organization may become the Employer hereunder by executing the Adoption Agreement in form satisfactory to the Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement.

          (b) Except as otherwise provided in this Plan, the affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.

9.2  PARTICIPANT'S RIGHTS

     This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.3  ALIENATION

          (a) Subject to the exceptions provided below, no benefit which shall be payable to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.

          (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

          (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

9.4  CONSTRUCTION OF PLAN

     This Plan and Trust shall be construed and enforced according to the Act and the laws of the State or Commonwealth in which the Employer's principal office is located, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

9.5  GENDER AND NUMBER

     Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.6  LEGAL ACTION

     In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.7  PROHIBITION AGAINST DIVERSION OF FUNDS

          (a)  Except as provided below and otherwise
     specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          (b)  In the event the Employer shall make a
     contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.8  BONDING

     Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, 5500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if them is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.9  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

     Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.10 INSURER'S PROTECTIVE CLAUSE

     The Insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Insurer.

9.11 RECEIPT AND RELEASE FOR PAYMENTS

     Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.12 ACTION BY THE EMPLOYER

     Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.13 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

     The "named Fiduciaries" of this Plan are (1) the Employer,
(2) the Administrator, (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend the elective provisions of the Adoption Agreement or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.14 HEADINGS

     The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.15 APPROVAL BY INTERNAL REVENUE SERVICE

          (a) Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended and restated.

          (b) Except as specifically stated in the Plan, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.16 UNIFORMITY

     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

9.17 PAYMENT OF BENEFITS

     Benefits under this Plan shall be paid, subject to Section
6.10 and Section 6.11 only upon death, Total and Permanent
Disability, normal or early retirement, termination of employment, or upon Plan Termination.

                            ARTICLE X
                     PARTICIPATING EMPLOYERS

10.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER

     Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

          (a) Each Participating Employer shall be required to select the same Adoption Agreement provisions as those selected by the Employer other than the Plan Year, the Fiscal Year, and such other items that must, by necessity, vary among employers.

          (b) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

          (c) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

          (d) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

          (e) Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3 DESIGNATION OF AGENT

     Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4 EMPLOYEE TRANSFERS

     It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5 PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES

     Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6 AMENDMENT

     Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7 DISCONTINUANCE OF PARTICIPATION

     Except in the case of a Standardized Plan, any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(e). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8 ADMINISTRATOR'S AUTHORITY

     The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating
Employers and all Participants, to effectuate the purpose of this Article.

10.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

     If any Participating Employer is prevented in whole or in part from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

     A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not be required to reimburse the contributing Participating Employers.

                           ARTICLE XI
                   CASH OR DEFERRED PROVISIONS

     Notwithstanding any provisions in the Plan to the contrary, the provisions of this Article shall apply with respect to any 401(k) Profit Sharing Plan.

11.1 FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

     For each Plan Year, the Employer shall contribute to the
Plan:

          (a) The amount of the total salary reduction elections of all Parti